STOCK PURCHASE AGREEMENT


     This Stock Purchase Agreement (the "Agreement") is made and entered into as of the 19 day of June, 1998, by and between (i) Contran Corporation, a Delaware corporation ("Contran"), Valhi Group, Inc., a Nevada corporation ("VGI"), and National City Lines, Inc., a Delaware corporation ("National" and together with Contran and VGI, the "Sellers"), on the one hand, and (ii) Valhi, Inc., a Delaware corporation (the "Purchaser") on the other hand.

                                    Recitals

     A. Contran is the beneficial owner of 236,371 shares (the "Contran Shares") of the common stock, $1.00 par value per share ("Tremont Common Stock"), of Tremont Corporation, a Delaware corporation ("Tremont"), VGI is the record and beneficial owner of 2,361,300 shares (the "VGI Shares") of Tremont Common Stock and National is the record and beneficial owner of 350,360 shares (the "National Shares") of Tremont Common Stock (the Contran Shares, the VGI Shares and the National Shares (being a total of 2,948,031 shares of Tremont Common Stock) shall collectively be referred to in this Agreement as the "Shares").

     B. Each of Contran, VGI and National wish to sell the Contran, VGI and National Shares, respectively, to the Purchaser, and the Purchaser wishes to purchase all of the Shares, on the terms and subject to the conditions of this Agreement (the "Transaction").

                                   Agreement

     The parties agree as follows:

                                   ARTICLE I.
                                THE TRANSACTION

     Section 1.1. Purchase and Sale of Shares. Against payment of the purchase price therefor as specified in Section 1.2, on the date hereof, each of Contran, VGI and National hereby sells, transfers, assigns and delivers to the Purchaser the Contran Shares, VGI Shares and National Shares, respectively. Certificates representing the VGI Shares and the National Shares are hereby delivered accompanied by stock powers duly endorsed in blank. Delivery of the Contran Shares shall be in accordance with Section 1.3.

     Section 1.2. Purchase Price and Payment. The Purchaser hereby purchases all of the Shares for a purchase price of $56.00 per Share, payment for which is hereby made as follows:

          (a) as the purchase price for the Contran Shares, a transfer of $13,236,776.00 in the manner specified by Contran; and

          (b) as the purchase price for the VGI Shares, a transfer of $132,232,800.00 in the manner specified by VGI; and

          (c) as the purchase price for the National Shares, a transfer of $19,620,160.00 in the manner specified by National.

     Section 1.3. Delivery of the Contran Shares. The Contran Deferred Compensation Trust No. 2, a trust formed by Contran under the laws of the state of Texas, is the record owner of the Contran Shares. As soon as practicable, and no later than 10 business days, following the date of this Agreement, Contran shall cause instructions to be given for the transfer and delivery of the Contran Shares to the Purchaser.

                                  ARTICLE II.
                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     Each of the Sellers hereby individually represents and warrants to the Purchaser as of the date of this Agreement as follows:

     Section 2.1. Authority. It is a corporation validly existing and in good standing under the laws of the state of its incorporation. It has full corporate power and authority, without the consent or approval of any other person, to execute and deliver this Agreement and to consummate the Transaction. All corporate action required to be taken by or on behalf of it to authorize the execution, delivery and performance of this Agreement has been duly and properly taken.

     Section 2.2. Validity. This Agreement is duly executed and delivered by it and constitutes its lawful, valid and binding obligation, enforceable in accordance with its terms. The execution and delivery of this Agreement and the consummation of the Transaction by it are not prohibited by, do not violate or conflict with any provision of, and do not result in a default under (a) its charter or bylaws; (b) any material contract, agreement or other instrument to which it is a party or by which it is bound; (c) any order, writ, injunction, decree or judgment of any court or governmental agency applicable to it; or (d) any law, rule or regulation applicable to it, except in each case for such prohibitions, violations, conflicts or defaults that would not have a material adverse consequence to the Transaction.

     Section 2.3. Ownership of Shares. It is the beneficial owner of its Shares and upon consummation of the transactions contemplated by this Agreement, the Purchaser will acquire good and marketable title to its Shares, free and clear of any liens, encumbrances, security interests, restrictive agreements, claims or imperfections of any nature whatsoever, other than restrictions on transfer imposed by applicable securities laws.

     Section 2.4. Hart-Scott-Rodino. Sellers have duly filed under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 with respect to the acquisition by Contran and/or any of its controlled subsidiaries, including Purchaser, of in excess of 50% of Tremont and the waiting period with respect to such filing terminated without further action by the Federal Trade Commission on March 9, 1998.

     Section 2.5. SEC Documents. To the knowledge of the officers of the Sellers, Tremont has filed all required reports, forms, statements and other documents with the Securities and Exchange Commission since January 1, 1997 (the "SEC Documents"). To the knowledge of the officers of the Sellers, as of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 and the rules and regulations thereunder. To the knowledge of the officers of the Sellers, the financial statements contained in the SEC Documents were prepared in accordance with generally accepted accounting practices applied on a consistent basis and fairly present the consolidated financial position of Tremont as of the dates thereof and for the periods then ended. Except as reflected in the SEC Documents, to the knowledge of the officers of the Sellers, Tremont does not have any liabilities, individually or in the aggregate, which would have a material adverse effect on Tremont.

     Section 2.6. Absence of Material Adverse Changes. Except as disclosed in the SEC Documents or otherwise disclosed in widely disseminated news sources, or as otherwise disclosed to Purchaser's investment bankers, there has not been any material adverse change in Tremont's financial condition, business or prospects.

     Section 2.7. Information Supplied. To the knowledge of the officers of the Sellers, none of the information provided to Purchaser, or any of Purchaser's representatives (including its investment bankers), by Sellers, Tremont or any of their officers or representatives or any officers or representatives of NL Industries, Inc. or Titanium Metals Corporation contained any untrue statement of a material fact or omitted to state any material fact required to be stated or necessary in order to make the information, in light of the circumstances under which the information was provided, not misleading.

                                  ARTICLE III.
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser hereby represents and warrants to each of the Sellers as of the date of this Agreement as follows:

     Section 3.1. Authority. It is a corporation validly existing and in good standing under the laws of the State of Delaware. It has full corporate power and authority, without the consent or approval of any other person, to execute and deliver this Agreement and to consummate the Transaction. All corporate and other actions required to be taken by or on behalf of it to authorize the execution, delivery and performance of this Agreement have been duly and properly taken.

     Section 3.2. Validity. This Agreement is duly executed and delivered by it and constitutes its lawful, valid and binding obligation, enforceable in accordance with its terms. The execution and delivery of this Agreement and the consummation of the Transaction by it are not prohibited by, do not violate or conflict with any provision of, and do not result in a default under (a) its charter or bylaws; (b) any material contract, agreement or other instrument to which it is a party or by which it is bound; (c) any order, writ, injunction, decree or judgment of any court or governmental agency applicable to it; or (d) any law, rule or regulation applicable to it, except in each case for such prohibitions, violations, conflicts or defaults that would not have a material adverse consequence to the Transaction.

     Section 3.3. Purchase for Investment. It is purchasing the Shares sold and delivered to it hereunder for investment solely for its own account and not with a view to, or for resale in connection with, the distribution thereof. It understands that such Shares are restricted securities under the Securities Act of 1933, as amended (the "Securities Act"), and that such Shares must be held indefinitely unless they are registered under the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available.

     Section 3.4. Nature of Purchaser. It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Shares.

                                  ARTICLE IV.
                               GENERAL PROVISIONS

     Section 4.1. Additional Purchases. Each of the Sellers agrees not to make or cause to be made for its account, nor permit any entity controlled by it, directly or indirectly (other than Purchaser and entities controlled (currently or in the future) by Purchaser), to make or cause to be made for its account any purchases of shares of Tremont Common Stock until such time as the Purchaser and entities controlled by Purchaser holds more than 50% of the outstanding shares of Tremont Common Stock (prompt notice of which shall be given by the Purchaser to each of the Sellers), unless the Purchaser shall first decline to purchase such Shares as may be offered. If prior to such time any Seller or entity controlled by such Seller shall be offered shares of Tremont Common Stock for purchase, such Seller or entity controlled by such Seller shall promptly inform the Purchaser of that opportunity so that the Purchaser may elect to purchase for itself all or part of such additional shares of Tremont Common Stock.

     Section 4.2. Restricted Shares. The Purchaser hereby consents to the placing of a legend on any stock certificates evidencing the Shares stating that the Shares are restricted securities and to Tremont' s issuance of stop transfer instructions in connection with the Shares.

     Section 4.3. Access to Information. Each of the Sellers and the Purchaser shall provide the other party and its respective representatives access to all information with respect to the business of Tremont possessed by such party and reasonably requested by the other party.

     Section 4.4. Survival. The representations and warranties set forth in this Agreement shall survive the execution of this Agreement and the consummation of the transactions contemplated herein. The covenants and other agreements set forth in this Agreement shall terminate on the tenth anniversary of this Agreement.

     Section 4.5. Amendment and Waiver. No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in a writing referring to this Agreement and signed by the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     Section 4.6. Parties and Interest. This Agreement shall bind and inure to the benefit of the parties named herein and their respective heirs, successors and assigns.

     Section 4.7. Entire Transaction. This Agreement contains the entire understanding among the parties with respect to the transactions contemplated hereby and supersedes all other agreements and understandings among the parties with respect to the subject matter of this Agreement.

     Section 4.8. Applicable Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     Section 4.9. Severability. If any provision of this Agreement is found to violate any statute, regulation, rule, order or decree of any governmental authority, court, agency or exchange, such invalidity shall not be deemed to effect any other provision hereof or the validity of the remainder of this Agreement and such invalid provision shall be deemed deleted to the minimum extent necessary to cure such violation.
     Section 4.10. Notice. All notices, requests, demands and other communications hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid as follows:

     If to Contran:      Contran Corporation
                         5430 LBJ Freeway
                         Three Lincoln Centre, Suite 1700
                         Dallas, Texas 75240-2697
                         Attention:  Secretary

     If to National:     National City Lines, Inc.
                         5430 LBJ Freeway
                         Three Lincoln Centre, Suite 1700
                         Dallas, Texas 75240-2697
                         Attention:  Secretary

     If to VGI:          Valhi Group, Inc.
                         5430 LBJ Freeway
                         Three Lincoln Centre, Suite 1700
                         Dallas, Texas 75240-2697
                         Attention:  Secretary

     If to the Purchaser:     Valhi, Inc.
                         5430 LBJ Freeway
                         Three Lincoln Centre, Suite 1700
                         Dallas, Texas 75240-2697
                         Attention:  General Counsel

     Section 4.11. Headings. The sections and other headings contained in this Agreement are for reference purposes only and shall not effect in any way the meaning or interpretation of this Agreement.

     Section 4.12. Expenses. Except as otherwise expressly provided herein, each party to this Agreement shall pay its own costs and expenses in connection with the transactions contemplated hereby.

     The parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first written above.


                                CONTRAN CORPORATION

                                By: /s/ Steven L. Watson
                                    Steven L. Watson, Vice President



                                NATIONAL CITY LINES, INC.

                                By: /s/ Steven L. Watson
                                    Steven L. Watson, Vice President



                                VALHI GROUP, INC.

                                By: /s/ Steven L. Watson
                                    Steven L. Watson, Vice President



                                VALHI, INC.

                                By: /s/ Bobby D. O'Brien
                                    Bobby D. O'Brien, Vice President